CytoSorbents Corporation Announces $10,200,000 Registered Direct Offering

BY PR NEWSWIRE

MARCH 7, 2014 09:31 AM EST

MONMOUTH JUNCTION, N.J., March 7, 2014/PRNewswire/ — CytoSorbents Corporation (OTCBB: CTSO), a Nevada corporation, today announced that it has entered into subscription agreements with certain institutional investors to sell approximately $10,200,000 of its common stock and warrants to purchase common stock in a registered direct offering.

Under the terms of the subscription agreements, the Company will issue an aggregate of 40,800,000 shares of common stock at a price of $0.25 per share. In addition, the Company issued to the investors in the offering warrants to purchase common stock equal to one-half of the number of shares purchased by the investors in the offering, for a total of 20,400,000 shares. The warrants have an exercise price of $0.3125 per share and are exercisable on a cash basis from the issuance date for a period of five years. The closing of the funding is expected to take place on or about March 11, 2014, subject to the satisfaction of customary closing conditions.

Dr. Phillip Chan, Chief Executive Officer of CytoSorbents stated, "We were pleased to have broad support from high quality institutional investors in this financing. Proceeds from this offering will primarily be used to accelerate commercialization of CytoSorb® internationally, while helping to initiate pivotal clinical studies in the U.S. and in Europe, with the goal of U.S. regulatory approval of CytoSorb®."

Broadly, the Company intends to use the net proceeds from this offering for sales and marketing, funding clinical studies, product development, and for working capital and general corporate purposes.

Brean Capital LLC acted as the sole placement agent in connection with the transaction.

A registration statement relating to the shares described above was previously filed with and has become effective by rule of the Securities and Exchange Commission (SEC). A final prospectus relating to the offering will be filed with the SEC and will be available on the SEC's website athttp://www.sec.gov. Copies of the final prospectus, when available, may be obtained from Brean Capital, LLC, 1345 Avenue of the Americas, 29th Floor,New York 10105, or by telephone at 212-702-6500 or by e-mail at syndicate@breancapital.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, the shares in any state or other jurisdiction which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About CytoSorbents Corporation

CytoSorbents is a critical care focused immunotherapy company using blood purification to modulate inflammation — with the goal of preventing or treating multiple organ failure in life-threatening illnesses. Organ failure is the cause of nearly half of all deaths in the intensive care unit, with little to improve clinical outcome. CytoSorb®, the Company's flagship product, is approved in the European Union as a safe and effective extracorporeal cytokine filter, designed to reduce the "cytokine storm" that could otherwise cause massive inflammation, organ failure and death in common critical illnesses such as sepsis, burn injury, trauma, lung injury, and pancreatitis. These are conditions where the risk of death is extremely high, yet no effective treatments exist. CytoSorbents' purification technologies are based on biocompatible, highly porous polymer beads that can actively remove toxic substances from blood and other bodily fluids by pore capture and surface adsorption. CytoSorbents has numerous products under development based upon this unique blood purification technology, protected by 32 issued US patents and multiple applications pending, including HemoDefend™, ContrastSorb, DrugSorb, and others. Additional information is available for download on the Company's website: http://www.cytosorbents.com/

Cautionary Note on Forward-Looking Statements

This press release includes forward-looking information and statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Except for historical information contained in this release, statements in this release may constitute forward-looking statements regarding our assumptions, projections, expectations, targets, intentions or beliefs about future events that are based on management's belief, as well as assumptions made by, and information currently available to, management. While we believe that our expectations are based upon reasonable assumptions, there can be no assurances that our goals and strategy will be realized. Numerous factors, including risks and uncertainties, may affect our actual results and may cause results to differ materially from those expressed in forward-looking statements made by us or on our behalf. Some of these factors include the acceptance of existing and future products, the impact of competitive products and pricing, general business and economic conditions, and other factors detailed in our Quarterly Report on Form 10-Q and other periodic reports filed with the SEC. We specifically disclaim any obligation to update or revise any forward-looking statement whether as a result of new information, future developments or otherwise.